Aames 2001-3
Mortgage Pass-Through Certificates
Series 2001-3
Prepayment Report for June 28, 2002 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENTS	GROUP 2	GROUP 1	TOTAL

Current
Number of Paid in Full Loans	-	38	38
Number of Repurchased Loans	-	-	-
Total Number of Loans Prepaid in Full	-	38	38

Paid in Full Balance	-	3,057,661.19	3,057,661.19
Repurchased Loans Balance	-	-	-
Curtailments Amount	476.32	11,634.99	12,111.31
Total Prepayment Amount	476.32	3,069,296.18	3,069,772.50

Cumulative
Number of Paid in Full Loans	7	162	169
Number of Repurchased Loans	-	1	1
Total Number of Loans Prepaid in Full	7	163	170

Paid in Full Balance	2,371,110.98	14,175,838.26	16,546,949.24
Repurchased Loans Balance	-	44,649.38	44,649.38
Curtailments Amount	(359.49)	183,316.58	182,957.09
Total Prepayment Amount	2,370,751.49	14,403,804.22	16,774,555.71

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)	Total Prepayments (in thousands of dollars)

Page 19 of 27	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-3
Mortgage Pass-Through Certificates
Series 2001-3
Prepayment Report for June 28, 2002 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENT RATES	GROUP 2	GROUP 1	TOTAL

SMM	0.00%	2.14%	1.92%
3 Months Avg SMM	0.67%	1.93%	1.80%
12 Months Avg SMM
Avg SMM Since Cut-off	1.48%	1.08%	1.12%

CPR	0.03%	22.82%	20.72%
3 Months Avg CPR	7.73%	20.85%	19.59%
12 Months Avg CPR
Avg CPR Since Cut-off	16.39%	12.17%	12.63%

PSA	1.65%	1108.71%	1004.55%
3 Months Avg PSA Approximation	406.90%	1121.42%	1051.28%
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	1261.51%	965.50%	998.65%

CPR by Groups	Total CPR

PSA by Groups	Total PSA

Page 20 of 27	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-3
Mortgage Pass-Through Certificates
Series 2001-3
Prepayment Report for June 28, 2002 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups	Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups	Total PSA Avg since Cut-Off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)^12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *. . . . .*(1-SMMm)]^(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)^12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+. . . . .+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 21 of 27	© COPYRIGHT 2002 Deutsche Bank